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                                                                  EXHIBIT 10(xv)


                  Amendment to Supplemental Retirement Plan

      RESOLVED, further, that the Supplemental Retirement Plan ("SERP") maintained by the Company is amended effective for all SERP participants who had not commenced receipt of their benefits under the SERP as of December 1, 1999 to provide that (a) any SERP participant whose qualified retirement plan benefit is determined under the account option formula may elect a lump sum form of payment of the participant's SERP benefits upon retirement or other termination provided the lump sum election is in place at least one year prior to the date benefit payments commence, (b) any such SERP participant who elects to receive a lump sum benefit will earn simple interest from the date of employment termination until the date of distribution based on the "Periodic Interest Rate" as defined in the underlying qualified retirement plan and (c) each SERP participant employed by the Company at the time of the consummation of a change in control shall be fully vested in his or her accrued benefit under the SERP; and

      RESOLVED, further, that the Authorized Officers and other appropriate representatives of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute such certificates, instruments and documents and take any and all other such actions as such officers or representatives shall deem necessary, advisable or appropriate in order to amend the SERP and carry out the intent and purpose of the foregoing resolutions, the taking of any such action to be deemed conclusive evidence that the Board and the Company have authorized such action.